EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-108652 and Form S-3 No. 333-136822) of Empire Financial Holding Company of our report, based on our audit, dated March 29, 2007, relating to the consolidated financial statements of Empire Financial Holding Company as of and for the year ended December 31, 2006, which report appears in the 2006 Annual Report on Form 10-KSB of Empire Financial Holding Company.

/S/ MILLER, ELLIN & COMPANY, LLP
Miller, Ellin & Company, LLP

New York, New York
March 29, 2007